UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2009

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of Principal Executive Office)

(303)220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

At a meeting of the compensation committee of our board of directors (the “committee”) on February 18, 2009, the committee determined the method of payment for the 2009 installments of the awards that had been earned by participants in our senior executive performance incentive plan and management incentive plan (the “performance plans”). For the one-sixth of each earned award to be paid on March 31, 2009, the committee decided that payment would be made in cash. For the one-sixth of each earned award to be paid on September 30, 2009, the committee selected restricted share units as the method of payment. In determining the number of restricted share units to be issued, the committee divided the amount of the September 30 payment by $13.50, which represented a premium of approximately 13.5% to the closing price of our Series A common stock on the date of the meeting. As required by the terms of the performance plans, the restricted share units were allocated between Series A shares and Series C shares in the same relative proportions as the outstanding Series A and Series C shares (51%/49%). The compensation committee made no determination as to the method of payment of the remaining installments of the earned awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ ELIZABETH M. MARKOWSKI
Name: Elizabeth M. Markowski Title: Senior Vice President, General Counsel and Secretary

Date: March 9, 2009

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